                                                                   EXHIBIT 10.23

                                             Deal No. QY9133.2

                                                     Enron North America
                                                     Corp.
                                                     P.O. Box 4428
                                                     Houston TX 77210-4428
                                                     (713) 853-3300
                                                     Fax (713) 646-4816

                                  CONFIRMATION
                                     (SWAP)

Date:               March 23, 2001
To:                 National Energy Group, Inc. ("Counterparty")
Attention:          Document Department
Fax No.:            214-692-8562
From:               Enron North America Corp. ("ENA")
Re:                 Commodity Swap QY9133.2

         The purpose of this letter agreement (together with the General Terms and Conditions of Confirmation as set forth in Annex A and any other attachments hereto, collectively the "Confirmation") is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction") whereby we accepted your offer to enter into the Transaction. The terms of the particular Transaction to which this Confirmation relates are as follows:


GENERAL TERMS:

     Notional Quantity per
     Determination Period:           13,730 Barrels per month

     Commodity:                      Crude Oil

     Commodity Unit:                 Barrels (BBL)(42 U. S. Gallons)

     Trade Date:                     March 23, 2001

     Effective Date:                 January 01, 2002

     Termination Date:               December 31, 2002

     Determination Period(s):        Each calendar month beginning with January 01, 2002 and ending on
                                     December 31, 2002.

     Payment Date(s):                The fifth (5th) Business Day following the date on which the
                                     Floating Price is determinable


FIXED AMOUNT DETAILS:

     Fixed Price Payor:              ENA

     Fixed Price:                    US Dollars $24.10000 per Barrel

                                                    Deal No. QY9133.2

     FLOATING AMOUNT DETAILS:

     Floating Price Payor:                    Counterparty

     Floating Price:                          The arithmetic average of the daily settlement prices for the prompt month of the NYMEX Light Sweet Crude Oil Futures Contract for
                                              each NYMEX Trading Day during the applicable Determination
                                              Period

     CONTRACTUAL CURRENCY:                    US Dollars

     GOVERNING LAW:                           Texas

     GENERAL TERMS AND CONDITIONS
     OF CONFIRMATIONS:                        The general terms and conditions contained in Annex A attached hereto and made a part hereof apply and are incorporated herein by reference

     CREDIT OR OTHER SPECIAL PROVISIONS:      The credit provisions contained in Annex B attached hereto and made a part hereof apply and are incorporated herein by reference

         For the purposes of the calculations of the Floating Price(s), all numbers shall be rounded as follows: Floating Price(s) relating to commodities quoted in (i) gallons shall be rounded to five places, (ii) MMBtu's shall be rounded to four places, (iii) barrels shall be rounded to three places and (iv) gigajoules shall be rounded to four places. If the number after the final number is five (5) or greater then the final number shall be increased by one (1), and if the number after the final number is less than five (5) then the final number shall remain unchanged.

         This Confirmation is a complete and binding agreement between you and us as to the Transaction. Until a Master Agreement is executed by you and us, all currently existing swap, option or other financially-settled derivative transactions between the parties shall be governed by the terms and conditions set forth in any Annex attached hereto. All such swap, option or other financially-settled derivative transactions, shall constitute a single integrated agreement between you and us, it being acknowledged that the parties are relying upon the fact that all such swap, option or other financially-settled derivative transactions will form a single agreement and that the parties would not otherwise enter into any transactions. The terms and conditions contained in any Annex attached hereto are incorporated into this Confirmation, and in the event of any inconsistency between any Annex and this letter agreement, this letter agreement shall govern. Upon execution by you and us of a Master Agreement this Confirmation will supplement, form a part of, and be subject to the Master Agreement. In the event of any inconsistency between this Confirmation and the Master Agreement, the Master Agreement shall govern except as expressly set forth therein.

         If this Confirmation correctly sets forth the terms of the Transaction that we have entered into, please promptly confirm in a reply to us by signing below and sending this Confirmation (or a copy hereof) to us (or notifying us of any bona fide error that would require revision in order to accurately reflect our agreement on the Transaction) by facsimile transmission within two Business Days after your receipt of this Confirmation. If you fail to so reply within such time period, the terms hereof will constitute binding and conclusive evidence of the Transaction. We look forward to receiving your prompt reply.

Sincerely,

Enron North America Corp.         National Energy Group, Inc.

                                                        Deal No. QY9133.2

By:  /s/ DIANE ANDERSON
                                           By:
                                               ---------------------------------
Name:  Diane Anderson                      Name:
                                                --------------------------------
Title: Agent and Attorney-in-Fact          Title:
                                                 -------------------------------
Date:  March 27, 2001                      Date:
                                                --------------------------------


COUNTERPARTY: AFTER YOU HAVE CONFIRMED TRANSACTION, PLEASE RETURN TO ENA,
ATTENTION: DIRECTOR OF DOCUMENTATION AT FAX NO (713) 646-4816

ADDRESS FOR NOTICES TO ENA:                PAYMENT ACCOUNT INFORMATION FOR ENA:
1400 Smith St                              See invoice for wire instructions
Houston, TX 77002-7327
Attention: Director, Documentation Dept
Fax: (713) 646-4816
Phone: (713) 853-3300

With a copy of any notice given pursuant to Section 3 or 4 of Annex A or Annex B, if any, to:

1400 Smith Street
Houston, Texas 77002
Attn.: Assistant General Counsel, Trading Group
Fax: (713) 646-4818

ADDRESS FOR NOTICES TO COUNTERPARTY:               PAYMENT ACCOUNT INFORMATION FOR COUNTERPARTY:
------------------------------------               ---------------------------------------------
Address:
        -----------------------------              --------------------------------------------

-------------------------------------              --------------------------------------------

-------------------------------------              --------------------------------------------

Attention:
          ---------------------------              --------------------------------------------
Fax:
    ---------------------------------              --------------------------------------------
Phone:
      -------------------------------              --------------------------------------------

COUNTERPARTY: PLEASE PROVIDE ABOVE REQUESTED INFORMATION IF NOT PROVIDED PREVIOUSLY OR IF CHANGES HAVE OCCURRED

                                                           ENA/U.S. COUNTERPARTY
                                                            REVISION OF 03/02/00


                                    ANNEX A

                          GENERAL TERMS AND CONDITIONS

This Annex A supplements, forms part of, and is incorporated into the Confirmation to which this Annex A is attached. Until a Master Agreement is executed by the parties, this Annex A will set forth the general terms and conditions governing all Transactions between the parties except as otherwise specified in a Confirmation to a Transaction.

1. REPRESENTATIONS. Each of ENA and Counterparty represents and warrants to the other that (a) Authority/Taxation (i) the execution, delivery and performance of this Confirmation have been duly authorized by all necessary corporate or other organization action on its part, (ii) this Confirmation is its legally valid and binding obligation, enforceable against it in accordance with its terms, (iii) it is a United States person (as such term is defined in Section 7701 of the Internal Revenue Code), and (iv) during the term hereof, it will not be doing business in any jurisdiction that imposes any withholding tax or similar levy on any payment made or received by it under this Confirmation; and (b) Eligible Swap Participant (i) it constitutes an "eligible swap participant" as such term is defined in 17 C.F.R. Section 35.1(b)(2), and (ii) this Confirmation constitutes a "swap agreement" within the meaning of 17 C.F.R. Section 35.1(b)(1); and (c) Line of Business (i) it is entering into this Confirmation in conjunction with its line of business (including financial intermediation services) or the financing of its business; and (ii) solely with respect to Options, it is a producer, processor, commercial user of, or merchant handling, the commodity subject to this Confirmation or the products or byproducts thereof, and it has entered into this Confirmation solely for purposes related to its business as such; and (d) No Reliance (i) the other party to this Confirmation (1) is not acting as a fiduciary or financial, investment or commodity trading advisor for it, and (2) has not given to it (directly or indirectly through any other person) any assurance, guaranty or representation whatsoever as to the merits (ether legal, regulatory, tax, financial, accounting or otherwise) of this Confirmation or the expected performance or result of this Confirmation; and (ii) in connection with the negotiation and execution of this Confirmation, (1) it is acting as a principal (and not as an agent or in any other capacity, fiduciary or otherwise), (2) it is not relying upon any advice, counsel or representations (whether written or oral) of the other party other than the representations expressly set forth in this Confirmation, (3) it has made and will make its own decisions regarding the entering into of this Confirmation based upon its own judgment and upon the advice from such professional advisors as it deemed, or will deem, necessary to consult, (4) all of its decisions regarding this Confirmation have been the result of arm's length negotiations between the parties, and (5) it has a full understanding of all the terms, conditions and risks (economic and otherwise) of this Confirmation, and it is capable of assuming and willing to assume (financially and otherwise) those risks; and (e) Absence of Litigation there is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Confirmation or any Credit Support Document to which it or its Affiliates is a party or its or its Affiliates ability to perform their respective obligations under this Confirmation or such Credit Support Document.

2. PAYMENTS. For each Determination Period, on the applicable Payment Date with respect to (a) a SWAP, (i) if the Floating Amount is greater than the Fixed Amount for the relevant Determination Period, the Floating Price Payor shall pay the Fixed Price Payor the amount by which the Floating Amount exceeds the Fixed Amount, and (ii) if the Floating Amount is less than the Fixed Amount, the Fixed Price Payor shall pay the Floating Price Payor the amount by which the Fixed Amount exceeds the Floating Amount; (b) an OPTION (other than a Swaption) that has been properly exercised by the Buyer, the Seller shall pay the Buyer the Cash Settlement Amount (if any) for the relevant Determination Period (Buyer may exercise the rights granted pursuant to the Option only by giving a Notice of Exercise on a Business Day during the Exercise Period (unless Automatic Exercise is specified to apply in the Confirmation); otherwise the Option shall expire);
(c) a COLLAR, (i) if the Floating Amount is greater than the Cap Amount, the Floating Price Payor will pay to the Fixed Price Payor the amount by which the Floating Amount exceeds the Cap Amount, and (ii) if the Floating Amount is less than the Floor Amount, the Fixed Price Payor shall pay to the Floating Price Payor the amount by which the Floating Amount is less than the Floor Amount; (d) a SWAPTION that has been properly exercised by the Buyer, all payments payable under the Underlying Transaction shall be made by the relevant party in the manner specified for a Swap in this Section (Buyer shall exercise Swaption in accordance with the Option procedures); and (e) the TOTAL PREMIUM (if any) for an Option, Collar or Swaption, the Total Premium is due and payable by the Buyer or Premium Payor (as the case may be) to the other party on the Premium Payment Date(s).

For the purposes of the calculations of the Floating Price(s), all numbers shall be rounded as follows: Floating Price(s) relating to Commodities quoted in (i) gallons, shall be rounded to five places, (ii) Mmbtu's shall be rounded to four places, and (iii) barrels and megawatt hours shall be rounded to three places.

Each payment will be made in the Contractual Currency (specified in the Confirmation or if not specified, in U.S. Dollars) via wire transfer in immediately available funds on the relevant Payment Date (or if not a Business Day, on the next Business Day). If amounts are not paid when due, they shall bear interest daily until paid in full at the Interest Rate on the basis of the actual number of days elapsed, and on the basis of a year of 365/366 days. If the Payment Dates for two or more Transactions between the parties fall on the same day in the same currency, if each party is required to make a payment to the other on such Payment Date, such amounts with respect to each party shall be aggregated, and the party owing the greater aggregate amount shall pay to the other party the difference between the amounts owed.

3. EVENTS OF DEFAULT. An event of default ("Event of Default") shall mean with respect to a party (the "Defaulting Party") any of the following: (a) the failure by the Defaulting Party to make, when due, any payment required under this Confirmation if such failure is not remedied within three Business Days after notice of such failure is given to the Defaulting Party; (b) any representation or warranty made by the Defaulting Party in this Confirmation shall prove to have been false or misleading in any material respect; (c) the breach by the Defaulting Party of any other covenant or agreement set forth in this Confirmation (other than the obligation to make payment) and such failure is not cured within ten Business Days after it is given notice thereof; (d) the institution, with respect to the Defaulting Party, of a bankruptcy, reorganization, moratorium, liquidation or similar insolvency proceeding or other relief under any bankruptcy or insolvency law affecting creditors' rights or a petition is presented or instituted for its winding-up or liquidation (and, if such a proceeding is instituted against the party, it remains undismissed for 30 days); (e) the Defaulting Party consolidates or amalgamates with, or merges into or with, or transfers substantially all of its assets to another entity and
(y) the resulting entity fails to assume all of the obligations of the Defaulting Party under this Confirmation or (z) the resulting entity's creditworthiness is materially weaker than that of the Defaulting Party; or (f) an event of default occurs (howsoever determined) under any other Transaction between the parties.


                                  Page 1 of 4
                                    Annex A

 4. REMEDIES. If an Event of Default shall have occurred and shall be continuing the non-defaulting party may, in its sole discretion, by no more than 20 days notice to the Defaulting Party designate a day no earlier than the day such notice is effective as an early termination date ("Early Termination Date"). On the Early Termination Date, all obligations under all Transactions with respect to all Determination Periods which would have ended after the Early Termination Date shall be terminated, except as provided below. If an Early Termination Date has been designated, the non-defaulting party shall in good faith calculate its Gains or Losses and Costs resulting from the termination of the parties' obligations under all Transactions with respect to all Payment Dates which would have occurred after the Early Termination Date had the Early Termination Date not occurred. The non-defaulting party shall aggregate such Gains, Losses and Costs with respect to all Transactions into a single net amount and notify the Defaulting Party of the net amount owed or owing. If the non-defaulting party's aggregate Losses and Costs exceed its aggregate Gains, the Defaulting Party shall, within five Business Days of receipt of such notice, pay the net amount to the non-defaulting party, which amount shall bear interest at the Interest Rate from the Early Termination Date until paid. If the non-defaulting party's aggregate Gains exceed its Losses and Costs, if any, resulting from the Event of Default, subject to the provisions of Section 5 herein, the non-defaulting party shall pay the net amount to the Defaulting Party on the Payment Date for the first next succeeding Determination Period. As used herein with respect to each party: (a) "Costs" shall mean, with respect to such party, brokerage fees, commissions and other similar transaction costs and expenses reasonably incurred by such a party either in terminating any arrangement pursuant to which it has hedged its obligations or entering into new arrangements which replace a Transaction; (b) "Gains" shall mean, with respect to a party, an amount equal to the present value of the economic benefit, if any, (exclusive of costs) to it resulting from the termination of its obligations with respect to a Transaction, determined in a commercially reasonable manner; and (c) "Losses" shall mean an amount equal to the present value of the economic loss, if any, (exclusive of Costs) to it resulting from the termination of its obligations with respect to a Transaction, determined in a commercially reasonable manner. NO PARTY SHALL BE REQUIRED TO PAY SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES (WHETHER OR NOT ARISING FROM A PARTY'S NEGLIGENCE) TO THE OTHER PARTY, EXCEPT TO THE EXTENT THAT THE PAYMENTS REQUIRED TO BE MADE PURSUANT TO THE CONFIRMATION ARE DEEMED TO BE SUCH DAMAGES. IF AND TO THE EXTENT ANY PAYMENT MADE PURSUANT TO THE CONFIRMATION IS DEEMED TO CONSTITUTE LIQUIDATED DAMAGES, THE PARTIES ACKNOWLEDGE AND AGREE THAT DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE AND THAT SUCH PAYMENT CONSTITUTE$ A REASONABLE APPROXIMATION OF THE AMOUNT OF SUCH DAMAGES, AND NOT A PENALTY.

5. SETOFF. In the event of an occurrence of an Early Termination Date, the non-defaulting party shall be entitled, at its option and in its discretion, to set-off against any amounts owed to the Defaulting Party by the non-defaulting party or any of its Affiliates under this Confirmation or otherwise any amounts payable by the Defaulting Party to the non-defaulting party or any of its Affiliates under this Confirmation or otherwise. This Section shall be without prejudice and in addition to any right of setoff, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise). Notwithstanding any provision to the contrary contained in this Confirmation, the non-defaulting party shall not be required to pay to the Defaulting Party any amount under this Confirmation until the non-defaulting party receives confirmation satisfactory to it in its reasonable discretion that all obligations of any kind whatsoever of the Defaulting Party to make any payments to the non-defaulting party or any of its Affiliates under this Confirmation or otherwise which are due and payable as of the Early Termination Date hereof have been fully and finally performed.

6. MISCELLANEOUS. This Confirmation shall (a) be governed by, interpreted and construed in accordance with the laws of the jurisdiction (excluding conflict of laws principles) specified in this Confirmation for the governing law, and if no such specification is made, the governing law shall be the laws of the State of Texas (excluding conflict of laws principles); (b) be binding upon and inure of the benefit of the parties and their respective successors and (effective upon scheduled delivery day) permitted assigns; however, except for any assignments by a party to an Affiliate of such party (y) who is in the same tax jurisdiction as such party and (z) whose creditworthiness is not materially weaker than that of such party, neither party shall have the power to assign or otherwise transfer all or any of is rights or obligations under this Confirmation without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, and any purported assignment or transfer in violation of this provision shall be void and of no force and effect; and (c) contain the entire agreement between the parties and supersede all prior oral or written communications or agreements relating to the subject matter. All notices in connection with this Confirmation may be given during normal business hours by hand delivery (effective upon attempted delivery), overnight mail service (effective upon scheduled weekday delivery day) or telefacsimile (effective upon receipt of evidence, including telefacsimile evidence, that telefacsimile was received), as specified in this Confirmation or as may be subsequently designated by effective notice. This Confirmation may be executed in counterparts (including by telefacsimile), each of which when executed and delivered shall be deemed to be an original instrument and all of which when taken together shall constitute one and the same agreement. Any party in default hereunder shall reimburse the other party, on demand, for actual, reasonable out-of-pocket expenses (and any interest thereon at the Interest Rate), including, without limitation, reasonable legal fees and expenses incurred by the other party during the occurrence and continuation of such default in connection with the enforcement of, or the preservation of its rights in respect of this Transaction.

Any dispute relating to this Confirmation shall be resolved by binding arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") and governed by the Federal Arbitration Act ("FAA"). Each party shall select one arbitrator within 30 days of a notice for arbitration and the two arbitrators shall select a third neutral arbitrator with at least eight years professional experience in over-the-counter derivative transactions. Only damages allowed pursuant to this Confirmation may be awarded and the arbitrators shall have no authority to award treble, exemplary or punitive damages of any kind under any circumstances regardless of whether such damages may be available under the governing law for this Confirmation and/or the FAA or AAA. The arbitration shall be conducted in New York City, New York, if New York law governs this Confirmation, otherwise in Houston, Texas and such arbitration, and any related award shall be confidential.

The contents of this Confirmation and all other documents relating to this Confirmation or Annex B, if any, and any information made available by one party or its Credit Support Provider, if any, to the other party or its Credit Support Provider, if any, with respect to this Confirmation is confidential and shall not be disclosed to any third party (nor shall any public announcement be made by either party), except for such information (1) as may become generally available to the public, (2) as may be required or appropriate in response to any summons, subpoena, or otherwise in connection with any litigation or to comply with any applicable law, order, regulation, ruling or accounting disclosure rule or standard, (3) as may be obtained from a non-confidential source that disclosed such information in a manner that did not violate its obligations to the non-disclosing party or its Credit Support Provider, if any, in making such disclosure, or (4) as may be furnished to the disclosing party's Affiliates, and to each of such person's auditors, attorneys, advisors or


                                   Page 2 of 4
                                     Annex A
lenders which are required to keep the information that is disclosed in confidence.

If any term, provision, covenant, or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable portion eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of the parties to this Confirmation; provided, however, that this severability provision shall not be applicable if any provision of
Section 2, 3 or 4 (or any definition or provision in Section 8 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

7. MARKET DISRUPTION. If a Market Disruption Event has occurred and is continuing on any Trading Day, the Floating Price for such Trading Day shall be determined pursuant to the Floating Price Source specified in this Confirmation for the first Trading Day thereafter on which no Market Disruption Event exists; provided, however, if the Floating Price is not so determined within three Business Days after the first Trading Day on which the Market Disruption Event occurred or existed, then the Floating Price shall be determined by reference to the Alternative Floating Price Source specified in this Confirmation, if any, which is not subject to a Market Disruption Event. If no Alternative Floating Price Source is available or has been specified, and the Market Disruption Event continues for more than three Business Days, then the parties shall negotiate in good faith to agree on a Floating Price (or a method for determining a Floating Price), and if the parties have not so agreed on or before the twelfth Business Day following the first Trading Day on which the Market Disruption Event occurred or existed, then the Floating Price shall be determined in good faith by ENA, by taking the average of two or more dealer quotes.

8. GENERAL DEFINITIONS. Terms used, but not defined in this Annex, are used with the meanings provided in Annex B attached hereto, if any or in the Confirmation. As used in this Annex:

"Affiliate" shall mean in relation to any party, any entity controlled, directly or indirectly, by the party, any entity that controls, directly or indirectly, the party or any entity directly or indirectly under common control with the party. Control means ownership of a majority of the voting power of such entity or party.

"American" means a style of Option pursuant to which the right(s) granted are exercisable on any Business Day during an Exercise Period that consists of more than one day.

"Asian" means a style of Option pursuant to which the right(s) granted are exercisable only on the one day designated as the Exercise Period in the Confirmation, and the Floating Price for which is the unweighted arithmetic average (or such other specified method of averaging) of the Floating Prices for the Trading Days referenced in the Floating Price Source (unless otherwise specified in the Confirmation).

"Automatic Exercise" means, if specified to be applicable in the Confirmation, that if at the close of the Exercise Period the Option has not been exercised, it will be deemed exercised as of that time. If Automatic Exercise is specified to be applicable and the Exercise Period is specified to be inapplicable in the Confirmation, the Option (including Swaptions) shall be deemed exercised on the first day of the first Determination Period.

"Business Day" means a day on which commercial banks are open for business in New York, New York, Houston, Texas and in the cities where the parties' addresses are located as specified in the Confirmation.

"Call" means an Option entitling Buyer to receive after exercise the Cash Settlement Amount on the applicable Payment Date(s) if the Floating Price exceeds the Strike Price.

"Cap Amount" means an amount equal to the product of (a) the National Quantity per Determination Period multiplied by (b) the Cap Price, or as otherwise provided in the Confirmation.

"Cash Settlement Account" means, in respect of an Option, an amount (if any) that is payable by Seller on the applicable Payment Date(s) and is determined as provided in the Confirmation governing such Option.

"Determination Period" means each period from and including the first date specified as being included in that Determination Period to and including the last date specified as being included in that Determination Period. If such period is a calendar month, the period commences on the first day of the month and it ends on the last day of the month.

"European" means a style of Option pursuant to which the right(s) granted are exercisable only on the one day designated as the Exercise Period in the Confirmation, if any.

"Fixed Amount" means an amount equal to the product of (a) the Notional Quantity per Determination Period multiplied by (b) the Fixed Price, or as otherwise provided in the Confirmation.

"Floating Amount" means an amount equal to the product of (a) the Notional Quantity per Determination Period multiplied by (b) the Floating Price, or as otherwise provided in the Confirmation.

"Floor Amount" means an amount equal to the product of (a) the Notional Quantity per Determination Period multiplied by (b) the Floor Price, or as otherwise provided in the Confirmation.

"Interest Rate" means (a) with respect to a non-defaulting party, a per annum rate of interest equal to the prime lending rate as may from time to time be published in The Wall Street Journal under "Money Rates" and (b) with respect to a Defaulting Party, a per annum rate of interest equal to two percent (2%) over such prime lending rate; provided, however, in ether case the Interest Rate may never exceed the maximum lawful rate under applicable law.

"Market Disruption Event" means, with respect to a Floating Price Source, any of the following events (the existence of which shall be determined in good faith by ENA): (a) the failure of the Floating Price Source to announce or publish information necessary for determining the Floating Price; (b) the failure of trading to commence or the permanent discontinuation or material suspension of trading in the relevant futures contract, options contract or commodity on the exchange or market (e.g., NYMEX) acting as the Floating Price Source (the "Exchange"); (c) the temporary or permanent discontinuance or unavailability of any relevant Floating Price Source; (d) the temporary or permanent closing of any Exchange acting as the Floating Price Source; (e) the imposition of trading limits by the Exchange such that there are limits on the range within which the price of the relevant commodity may fluctuate in the prompt month and the closing or settlement price of such commodity on such day is at the upper or lower limit of that range; (f) a material change in the formula for or the method of determining the Floating Price; or (g) a material change in the content, composition or constitution of the relevant commodity.

"Notice of Exercise" means, in respect of an Option (or Swaption), irrevocable notice given by Buyer to Seller (which may be given orally,


                                   Page 3 of 4
                                     Annex A
including by telephone, unless otherwise specified in the Confirmation) of exercise of the right(s) granted pursuant to the Option during the hours specified in the Confirmation (if no hours are specified, then prior to noon Central time) on any Business Day during the Exercise Period.

"Option" means a Transaction that is a Call, Cap, Floor, Put, Swaption or is identified in the relevant Confirmation as an Option.

"Put" means an Option entitling Buyer to receive after exercise the Cash Settlement Amount on the applicable Payment Date(s) if the Strike Price exceeds the Floating Price.

"Swaption" means an Option to cause an Underlying Transaction to become effective.

"Trading Day" means (a) in respect of a Transaction for which a Floating Price is a price announced or published by an exchange, a day that is a trading day on that exchange or (b) in respect of a Transaction for which a Floating Price is not a price announced or published by an exchange, a day in respect of which the relevant price source published the relevant price.

"Transaction" means all swap, option or other financially-settled derivative transactions between the parties.

"Underlying Transaction" means in respect of a Swaption, a transaction, the terms of which are identified in the Confirmation, which Underlying Transaction will not become effective unless the right to cause that Underlying Transaction to become effective has been timely exercised or deemed exercised.

"Written Confirmation" means, if specified to be applicable in the Confirmation or if demanded by Seller (which demand may be given orally, including by telephone, or in writing) a written confirmation delivered promptly by Buyer, confirming the substance of the Notice of Exercise.


                                   Page 4 of 4
                                     Annex A

                                    ANNEX B

                      CREDIT AND OTHER SPECIAL PROVISIONS

                          NATIONAL ENERGY GROUP, INC.
                               (DEAL NO. QY8453]

         This Annex B supplements, forms part of, and is incorporated into the Confirmation to which this Annex B is attached. Until a Master Agreement is executed by the parties, this Annex B will set forth the credit and other special provisions governing all Transactions between the parties except as otherwise specified in a Confirmation to a Transaction; provided upon execution of a Master Agreement by the parties (i) all Additional Amounts shall automatically become Independent Amounts under, and as defined in, the Master Agreement, and (ii) all Performance Assurance held by a party pursuant to the terms hereof shall automatically become Posted Credit Support under, and as defined in, the Mader Agreement.

1. Additional Events of Default. Section 3 of Annex A to the Confirmation is hereby amended by adding the following Event of Default to Section 3 of Annex A:

"(g) Counterparty fails to establish, maintain, renew, substitute or increase the Performance Assurance, inducing without limitation, the Additional Amount, in accordance with the terms and provisions hereof and the failure continues for two (2) Business Days after notice from ENA."

2. Credit Support Agreements. The following Sections are hereby added to Annex A to the Confirmation:

     "9. Credit Support Agreements - Performance Assurance. On or before 5:00 p.m. (Houston time) on March 29, 2001, Counterparty shall deliver to ENA Performance Assurance in the amount of $6,000,000 (the "Additional Amount"), which Additional Amount shall be maintained in favor of ENA in accordance with the terms of Annex B-1. In addition to such Performance Assurance, Counterparty shall establish, maintain, renew, substitute and increase Performance Assurance as (and only to the extent) required by Annex B-1."

                                    ANNEX B-1
                       COLLATERAL AND EXPOSURE PROVISIONS

         This Annex B-1 supplements, forms part of, and is incorporated into the Confirmation to which it is attached. Capitalized terms used in this Annex but not defined herein shall have the meanings given to them in the Confirmation (including all Annexes).

1. Certain Definitions. As used herein:

(a) "Additional Amount" shall mean, with respect to a party, the amount specified as such for that party in each Confirmation, or if no amount is specified, zero.

(b) "Business Day" shall mean a day on which commercial banks are open for business in New York, New York, Houston, Texas and in the cities where the parties' addresses are specified in the Confirmation.

(c) The "Collateral Requirement" shall mean, with respect to Counterparty, the excess, if any, of (i) (x) ENA's Net Exposure plus (y) the aggregate of all Additional Amounts applicable to the Counterparty minus (ii) Counterparty's Exposure Threshold plus the sum of (x) the Valuation Percentage times the remaining, undrawn portion of any outstanding Letter of Credit maintained by Counterparty and issued for the benefit of ENA in connection with the Swaps; (y) any Cash previously delivered to ENA and not returned pursuant to Section 2(b) of this Annex and any Interest Amount that has not been delivered to Counterparty; and (z) any Cash held by ENA pursuant to Section 4(d)(ii) of this Annex

(d) The "Current Value" of a Swap at any time shall mean the amount, as calculated by ENA in good faith and in a commercially reasonable manner, which a party would pay to or receive from a third party in an arm's-length swap, as consideration for entering into a new Swap at that time in which such party holds the same position as in the outstanding Swap, assuming that the term of such Swap encompasses only uncompleted Determination Periods and that such Swap is in all other respects identical to the outstanding Swap.

(e) "Exposure" for a Swap shall mean (1) if a payment amount under the Confirmation (or a payment amount under any other Swap) has been determined and is due but not yet paid, the amount of such payment, with the party due and owed such amount having Exposure to the other party in such amount; and (2) the Current Value of the Swap, with the party that would be due and owed such amount from the other party having Exposure to the other party in such amount. All calculations of Exposure shall be done by ENA in good faith and in a commercially reasonable manner.

         To the extent that a Swap is covered in part by clauses (1) and (2), such Swap shall be treated as separate Swaps for purposes of these calculations, to the extent covered by each such clause.

(f) "Exposure Threshold" shall mean, with respect to Counterparty, $4,000,000; provided, however, that the Exposure Threshold shall be zero for Counterparty upon the occurrence and during the continuance of an Event of Default (or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default (a "Potential Event of Default")) with respect to Counterparty. The Exposure Threshold assigned to Counterparty shall be the threshold applied to such party for all Swaps in the aggregate.

(g) "Exposure Amount" for each party shall be calculated for all Swaps by calculating each party's Exposure to the other party in respect of all Swaps. The party having the greater Exposure Amount at any time (the "Exposed Party") shall be deemed to have a "Net Exposure" to the other party (the "Non-Exposed Party") equal to the difference between its Exposure Amount and the other party's Exposure Amount.

(h) "Interest Amount" shall mean with respect to an "Interest Period" (as defined herein), the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Cash held by ENA on that day, determined by ENA for each such day as follows: (x) the amount of Cash held by ENA on that day; multiplied by
         (y) the Interest Rate (as defined herein) for that day: divided by (z)
         360. "Interest Period" means the period from (and including) the last Business Day on which an Interest Amount was Transferred (or if no Interest Amount has yet been Transferred, the Business Day on which Cash was Transferred to ENA) to (but excluding) the Business Day on which the current Interest Amount is to be Transferred. "Interest Rate" shall be the Federal Funds Overnight Rate as from time to time in effect. "Federal Funds Overnight Rate" means the rate for that day opposite the caption "Federal Funds (Effective)" as set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

(i) "Issuer" shall mean the bank issuing a Letter of Credit at the request of Counterparty that meets the requirements set forth in the definition of Letter of Credit herein.

(j) "Letter of Credit Default" shall mean with respect to an outstanding Letter of Credit, the occurrence of any of the following events: (i) the Issuer of such Letter of Credit shall fail to maintain a Credit Rating of at least "A-" by S&P or "A3" by Moody's; or (ii) the Issuer of such Letter of Credit shall disaffirm, disclaim, repudiate or reject in whole or in part, or challenge the validity of, such Letter of Credit.


                                    Annex B-1

(k)      "Moody's" means Moody's Investors Service, Inc. or its successor.

(l) "Performance Assurance" means (i) one or more irrevocable, transferable standby letters of credit (each a "Letter of Credit") issued by a major U.S. commercial bank or a foreign bank with a U.S. branch office, with such bank having a Credit Rating of at least "A-" from S&P and "A3" from Moody's, such Letter of Credit being issued for the benefit of ENA and in the form of Schedule 1 attached hereto, with only such changes as may be required by the Issuer and as are acceptable to ENA; (ii) all Cash that has been Transferred to or received by ENA and not Transferred to Counterparty pursuant to Section 2(b) of this Annex or released by ENA; (iii) any Interest Amount or portion thereof that has not been Transferred pursuant to Section 3(b) of this Annex and any Cash received by ENA pursuant to Section 4 of this Annex; and (iv) all proceeds of all of the foregoing property that have been Transferred to or received by ENA hereunder.

(m) "S&P" means the Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.) or its successor.

(n) "Swaps" shall mean (i) any outstanding swap, option or other financially-settled derivative transaction entered into between Counterparty and ENA prior to, on or after the date hereof, other than the Confirmation to which this Annex is attached and (ii) the swap, option or other financially-settled derivative transaction under the Confirmation to which this Annex is attached. "Swap" shall mean any of the Swaps.

(o) "Transfer" shall mean, with respect to any Performance Assurance or Interest Amount, and in accordance with the instructions of ENA or Counterparty, as applicable: (i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient; and (ii) in the case of Letters of Credit, delivery of the Letter of Credit or an amendment thereto to the recipient.

(p) "Valuation Percentage" shall mean with respect to each Letter of Credit, 100% unless either (i) a Letter of Credit Default shall apply with respect to such Letter of Credit, or (ii) twenty (20) or fewer Business Days remain prior to the expiration of such Letter of Credit, in which case the Valuation Percentage shall be 0.

(q) Defined terms used but not defined herein shall have the meanings given such terms in the Confirmation to which this Annex is attached.

2. Performance Assurance.

(a) On any Business Day, ENA may demand in writing that Counterparty establish and maintain (subject to increase as provided below) (1) Performance Assurance for the benefit of ENA equal to Counterparty's Collateral Requirement, rounded up to the next higher integral multiple of $250,000, or (2) increase the amount of any outstanding Performance Assurance so that after such increase the Collateral Requirement has been fully satisfied. Counterparty shall either establish such Performance Assurance or increase any outstanding Performance Assurance, in each case by either (i) increasing the amount of any outstanding Letter of Credit; (ii) establishing additional Letters of Credit; or (iii) delivering Cash to ENA. Unless otherwise agreed in writing by the parties, Performance Assurance demanded of Counterparty by 10:00 a.m., New York time, on a Business Day shall be provided by the close of business on the next succeeding Business Day; provided, however, that Letters of Credit shall be Transferred by the close of business on the second succeeding Business Day.

(b) On any Business Day (but no more frequently than weekly), Counterparty may request a reduction in the amount of Performance Assurance previously provided by it, provided that, after the requested reduction in Performance Assurance, (i) Counterparty shall then have a Collateral Requirement of zero; (ii) if at such time there are outstanding Swaps between the parties or unsatisfied obligations from Counterparty to ENA exist with respect to any Swaps, ENA shall either be holding Performance Assurance or shall have had Performance Assurance issued for its benefit in an amount equal to the aggregate of any Additional Amounts applicable to Counterparty; (iii) no Event of Default or Potential Event of Default with respect to Counterparty shall have occurred and be continuing; and (iv) no Early Termination Date for which any unsatisfied payment obligations of Counterparty exist has occurred or been designated as a result of an Event of Default with respect to Counterparty. A permitted reduction in Performance Assurance shall be effected by either the Transfer of Cash to Counterparty or the reduction of the amount of an outstanding Letter of Credit previously issued for the benefit of ENA. Counterparty shall have the right to specify the means of effecting the reduction in Performance Assurance. ENA shall have two (2) Business Days to effect a permitted reduction in Performance Assurance if such reduction is to be effected by the return of Cash to Counterparty. If a permitted reduction in Performance Assurance is to be effected by a reduction in the amount of an outstanding Letter of Credit previously issued for the benefit of ENA, then ENA shall not unreasonably withhold its consent to a commensurate reduction in the amount of such Letter of Credit and shall take such action as is reasonably necessary to effectuate such reduction. In all cases, the cost and expense of reducing Performance Assurance (including but not limited to the reasonable costs, expenses, and attorneys' fees of ENA) shall be borne by Counterparty.

3. Cash Collateral. Performance Assurance in the form of United States Dollars ("Cash") shall be subject to the following provisions:

(a) Unless otherwise agreed in writing by the parties, Cash shall be delivered in accordance with this Annex and to such account specified by ENA in the demand sent to Counterparty pursuant to Section 2 of this Annex.

(b) So long as no Event of Default with respect to Counterparty has occurred and is continuing, and no Early Termination Date for which any unsatisfied payment obligations of Counterparty exist has occurred or been designated as the result of an Event of Default with respect to Counterparty and to the extent that an obligation to deliver Performance Assurance would not be created or increased by the Transfer, ENA will Transfer to Counterparty, in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to the Cash


                                    Annex B-1
                                   Page 2 of 4

         (all of which may be retained by ENA), the Interest Amount (as defined above) on the last Business Day of each calendar month. On or after the occurrence of an Event of Debut with respect to Counterparty or an Early Termination Date as a result of an Event of Default with respect to Counterparty, ENA shall retain any such Interest Amount as additional Cash hereunder until the obligations of Counterparty under the Confirmation have been satisfied.

(c) Without limiting ENA's rights under Section 8(d) of this Annex, ENA will exercise reasonable care to assure the safe custody of all Cash to the extent required by applicable law, and in any event the ENA will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, ENA will have no duty with respect to Cash.

         4. Letters of Credit. Performance Assurance in the form of a Letter of Credit shall be subject to the following provisions:

(a) Unless otherwise agreed in writing by the parties, a Letter of Credit shall be provided in accordance with this Annex, and the Letter of Credit shall be maintained for the benefit of ENA. Counterparty or the Issuer of the Letter of Credit shall (i) renew or cause the renewal of each outstanding Letter of Credit on a timely basis as provided in the relevant Letter of Credit, (ii) if the Issuer of an outstanding Letter of Credit has indicated its intent not to renew such Letter of Credit, provide either a substitute Letter of Credit or other substitute Performance Assurance, in each case at least twenty (20) Business Days prior to the expiration of the outstanding Letter of Credit, and (iii) if the Issuer shall fail to honor ENA's properly documented request to draw on an outstanding Letter of Credit, provide for the benefit of ENA either a substitute Letter of Credit that is issued by a bank acceptable to ENA or other substitute Performance Assurance, in each case within two (2) Business Days after such refusal.

(b) Upon the occurrence of a Letter of Credit Default, Counterparty agrees to either cause another Issuer to deliver to ENA a substitute Letter of Credit, or alternatively, Counterparty shall provide other Performance Assurance, in each case on or before the second Business Day after the occurrence thereof (or the fifth (5th) Business Day after the occurrence thereof if only clause (i) under the definition of Letter of Credit Default applies).

(c) When providing Performance Assurance, Counterpart may increase the amount of an outstanding Letter of Credit or establish one or more additional Letters of Credit.

(d) Upon or at any time after the occurrence of an Event of Default with respect to Counterparty, ENA may draw on the entire, undrawn portion of any outstanding Letter of Credit upon submission to the Issuer of one or more certificates specifying that such Event of Default has occurred in accordance with the specific requirements of the Letter of Credit. Cash proceeds received from drawing upon the Letter of Credit shall be deemed to be Performance Assurance as security for Counterparty's obligations to ENA (and Counterparty hereby pledges and grants to ENA as security for such obligations a first lien, priority security interest in and to such cash proceeds) and ENA shall have the rights and remedies set forth in Section 6 herein with respect to such cash proceeds. Notwithstanding ENA's receipt of Cash under the Letter of Credit, Counterparty shall remain liable to ENA (y) for any failure to Transfer sufficient Performance Assurance and (z) for any amounts due and owing to ENA and remaining unpaid after the application of the amounts so drawn by ENA.

(e) Counterparty may substitute a Letter of Credit for one or more other outstanding Letter(s) of Credit issued for the benefit of ENA, provided that the amount of such substitute Letter of Credit shall be at least equal to that of the Letter(s) of Credit being replaced (determined in good faith and in a commercially reasonable manner by ENA), and provided further that no Letter of Credit shall be canceled unless and until the Letter of Credit to be substituted therefor shall have been validly executed and issued for the benefit of ENA in accordance with applicable law.

(f) In all cases, the costs and expenses (including but not limited to the reasonable costs, expenses, and attorneys' fees of ENA) of establishing, renewing, substituting, canceling, and increasing the amount of (as the case may be) one or more Letters of Credit shall be borne by Counterparty.

     5. Additional Representation. Counterparty continuously represents and warrants to ENA that (a) it has the power and authority under the law of the jurisdiction of its organization or incorporation and under its organizational and constituent documents to grant to ENA a valid, enforceable, first-priority security interest in, and lien on, all Performance Assurance (other than Letters of Credit) that it provides to ENA hereunder and has taken all necessary actions to authorize the granting of that security interest and lien; (b) as of each date on which it delivers Performance Assurance to ENA or to any agent of ENA for the benefit of ENA (or, in the case of after-acquired Cash, at the time ENA or its agent acquires rights therein), it will have title to and will be the sole owner of such Performance Assurance, free and clear of any security interest, lien, pledge, charge, encumbrance, or other interests or restrictions other than the security interest granted to ENA hereby; (c) ENA will have a valid and perfected first-priority security interest in, and lien on, all Performance Assurance (other than Letters of Credit) upon receipt thereof; (d) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any property other than the security interest and lien granted pursuant to this Annex; and
(e) on each occasion that it causes the issuance, renewal, substitution, or increase (as the case may be) of a Letter of Credit, such Letter of Credit will be the legal, valid, and binding obligation of the Issuer thereof, enforceable in accordance with its terms.

         6. ENA's Rights and Remedies. If at any time (i) an Event of Default with respect to Counterparty has occurred and is continuing or (ii) an Early Termination Date has occurred or been designated as a result of an Event of Default with respect to Counterparty, then ENA may do any one or more of the


                                    Annex B-1
                                   Page 3 of 4
following: (x) exercise any of the rights and remedies of a secured party with respect to the Performance Assurance provided by Counterparty to it hereunder, including any such rights and remedies under law then in effect; (y) exercise its rights of setoff against any and all property of Counterparty in the possession of ENA or its agent; or (z) draw on any outstanding Letter of Credit issued for its benefit. ENA shall either (y) apply the proceeds of the Performance Assurance realized upon the exercise of any such rights or remedies to reduce Counterparty's obligations under the Confirmation and all outstanding Swaps (Counterparty remaining liable for any amounts owing to ENA after such application), subject to ENA's obligation to return any surplus proceeds remaining after such obligations are satisfied in full or (z) hold such proceeds as collateral security for Counterparty's obligations to ENA under the Confirmation and all outstanding Swaps.

         7. Security Interest. To secure its obligations under the Confirmation and all outstanding Swaps, Counterparty hereby grants to ENA a present and continuing first-priority security interest in, and lien on (and right of setoff against), all Performance Assurance (other than Letters of Credit) and any and all proceeds, to the extent not otherwise Transferred to ENA, resulting from such Performance Assurance, whether now or hereafter held by, on behalf of, or for the benefit of, ENA, and Counterparty agrees to take such action as ENA reasonably requires in order to perfect ENA's first-priority continuing security interest in, and on (and right of setoff against), such Performance Assurance (other than Letters of Credit) and any and all proceeds resulting from such Performance Assurance.

         8.       General.

         (a) Except as expressly set forth in this Annex or the Confirmation, each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs or expenses incurred by the other party in connection herewith.

         (b) Counterparty will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Performance Assurance held by ENA upon becoming aware of the same, regardless of whether any portion of that Performance Assurance is subsequently disposed of under Section 6 of this Annex, except for those taxes, assessments and charges that result from the exercise of ENA's rights under Section 8(d) of this Annex.

         (c) All reasonable costs and expenses incurred by or on behalf of ENA in connection with the liquidation and/or application of any Performance Assurance under Section 6 of this Annex will be payable on demand and pursuant to the Confirmation and this Annex by Counterparty.

         (d) So long as ENA is not a Defaulting Party and no Early Termination Date has occurred or been designated as a result of an Event of Default with respect to ENA, then ENA shall have the right to sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business, any Cash it holds, free from any claim or right of any nature whatsoever of Counterparty, including any equity or right of redemption by Counterparty.


                                    Annex B-1
                                   Page 4 of 4

                                   SCHEDULE 1

                   IRREVOCABLE STANDBY LETTER OF CREDIT FORMAT
                         DATE OF ISSUANCE: ________________

[Address]

         Re: Credit No. ___________________

         We hereby establish our Irrevocable Transferable Standby Letter of Credit in your favor for the account of ____________________ (the "Account Party"), for the aggregate amount not exceeding _______________________ United States Dollars ($___________), available to you at sight upon demand at our counters at (Location) on or before the expiration hereof against presentation to us of the following statement, dated and signed by a representative of the beneficiary:

         "An Event of Default (as defined in the Confirmation dated as of __________________, 200___, between beneficiary and Account Party (such Confirmation, together with any amendments, restatements and/or replacements thereof, including, without imitation, any restatements that occur as a result of any Master Agreement between beneficiary and Account Party being herein referred to collectively as the "Confirmation")) has occurred and is continuing with respect to the Account Party under the Confirmation. Wherefore, the undersigned does hereby demand payment of the entire undrawn amount of the Letter of Credit."

         The amount which may be drawn by you under this Letter of Credit shall be automatically reduced by the amount of any drawings paid through the Issuing Bank referencing this Letter of Credit No. _______. Partial drawings are permitted hereunder.

         This Letter of Credit shall expire ________________ (____) days from the date of issuance, but shall automatically extend without amendment for additional ______________ (_______)-day periods from such expiration date and from subsequent expiration dates, if you, as beneficiary, and the Account Party have not received due notice of our intention not to renew ninety (90) days prior to any such expiration date.

         We hereby agree with you that documents drawn under and in compliance with the terms of this Letter of Credit shall be duly honored upon presentation as specified.

         This Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 (the "UCP"), except to the extent that the terms hereof are inconsistent with the provisions of the UCP, including but not limited to Articles 13(b) and 17 of the UCP, in which case the terms of this Letter of Credit shall govern.

         With respect to Article 13(b) of the UCP, the Issuing Bank shall have a reasonable amount of time, not to exceed three (3) banking days following the date of its receipt of documents from the beneficiary, to examine the documents and determine whether to take up or refuse the documents and to inform the beneficiary accordingly.

         In the event of an Act of God, riot, civil commotion, insurrection, war or any other cause beyond our control that interrupts our business (collectively, an "Interruption Event") and causes the place for presentation of this Letter of Credit to be closed for business on the last day for presentation, the expiry date of this Letter of Credit will be automatically extended without amendment to a date thirty (30) calendar days after the place for presentation reopens for business.

         This Letter of Credit is transferable, and we hereby consent to such transfer, but otherwise may not be amended, changed or modified without the express written consent of the beneficiary, the Issuing Bank and the Account Party.


                                             [BANK SIGNATURE]

                                   SCHEDULE 1

                   IRREVOCABLE STANDBY LETTER OF CREDIT FORMAT
                         DATE OF ISSUANCE: ________________


[Address]

         Re: Credit No.

         We hereby establish our Irrevocable Transferable Standby Letter of Credit in your favor for the account of ________________ (the "Account Party"), for the aggregate amount not exceeding ________________ United States Dollars ($_________), available to you at sight upon demand at our counters at (Location) on or before the expiration hereof against presentation to us of the following statement, dated and signed by a representative of the beneficiary:

         "An Event of Default (as defined in the Confirmation dated as of __________, 200__, between beneficiary and Account Party (such Confirmation, together with any amendments, restatements and/or replacements thereof, including, without limitation, any restatements that occur as a result of any Master Agreement between beneficiary and Account Party being herein referred to collectively as the "Confirmation")) has occurred and is continuing with respect to the Account Party under the Confirmation. Wherefore, the undersigned does hereby demand payment of the entire undrawn amount of the Letter of Credit."

         The amount which may be drawn by you under this Letter of Credit shall be automatically reduced by the amount of any drawings paid through the Issuing Bank referencing this Letter of Credit No. _____. Partial drawings are permitted hereunder.

         This Letter of Credit shall expire ______________ (______) days from the date of issuance, but shall automatically extend without amendment for additional _______________ (_______) day-periods from such expiration date and from subsequent expiration dates, if you, as beneficiary, and the Account Party have not received due notice of our intention not to renew ninety (90) days prior to any such expiration date.

         We hereby agree with you that documents drawn under and in compliance with the terms of this Letter of Credit shall be duly honored upon presentation as specified.

         This Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 (the "UCP"), except to the extent that the terms hereof are inconsistent with the provisions of the UCP, including but not limited to Articles 13(b) and 17 of the UCP, in which case the terms of this Letter of Credit shall govern.

         With respect to Article 13(b) of the UCP, the Issuing Bank shall have a reasonable amount of time, not to exceed three (3) banking days following the date of its receipt of documents from the beneficiary, to examine the documents and determine whether to take up or refuse the documents and to inform the beneficiary accordingly.

         In the event of an Act of God, riot, civil commotion, insurrection, war or any other cause beyond our control that interrupts our business (collectively, an "Interruption Event") and causes the place for presentation of this Letter of Credit to be closed for business on the last day for presentation the expiry date of this Letter of Credit will be automatically extended without amendment to a date thirty (30) calendar days after the place for presentation reopens for business.

         This Letter of Credit is transferable, and we hereby consent to such transfer, but otherwise may not be amended, changed or modified without the express written consent of the beneficiary, the Issuing Bank and the Account Party.

                                               [BANK SIGNATURE]